Exhibit 99.1

NEWS BULLETIN

FOR IMMEDIATE RELEASE

CalAmp Announces $30 Million Share Repurchase Program

IRVINE, Calif. May 7, 2018 — CalAmp (Nasdaq: CAMP), a telematics pioneer leading transformation in a global connected economy, today announced that its Board of Directors has authorized a share repurchase program, under which the Company may repurchase up to $30 million of its outstanding common stock over the next 12 months.

“The Company and Board of Directors believe that CalAmp’s current share price does not reflect the Company’s long-term intrinsic value, and that this repurchase program underscores our confidence in the long-term outlook for our business.  We believe the current stock price is undervalued and a strong investment opportunity for the Company,” said Michael Burdiek, CalAmp’s President and Chief Executive Officer.  “Furthermore, our strong balance sheet and free cash flow give us the flexibility to continue to invest in the growth of our business.”

Under the repurchase program, CalAmp may repurchase shares in open-market purchases in accordance with all applicable securities laws and regulations. The extent to which CalAmp repurchases its shares, and the timing of such repurchases, will depend upon a variety of factors, including market conditions, legal and regulatory requirements, and other corporate considerations, as determined by CalAmp’s management team.

The Company has approximately 35.8 million shares of common stock outstanding at the present time.

The repurchase program may be suspended or discontinued at any time. The Company expects to fund the repurchases with cash on hand.

About CalAmp

CalAmp (Nasdaq: CAMP) is a technology solutions pioneer transforming the global connected economy. We help reinvent business and improve lives around the globe with technology solutions that streamline complex IoT deployments and bring intelligence to the edge.  Our software applications, scalable cloud services, and intelligent devices collect and assess business-critical data from mobile assets, cargo, companies, cities and people. We call this The New How, powering autonomous IoT interaction, facilitating efficient decision making, optimizing resource utilization, and improving road safety.  CalAmp is headquartered in Irvine, California and has been publicly traded since 1983. LoJack is a wholly owned subsidiary of CalAmp. For more information, visit calamp.com, or LinkedIn, Twitter, YouTube or CalAmp Blog.

Forward-Looking Statements

Exhibit 99.1

Statements in this press release that are not historical in nature are forward-looking statements that, within the meaning of the federal securities laws, including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, involve known and unknown risks and uncertainties. Words such as “may,” “will,” “expect,” “intend,” “plan,” “believe,” “seek,” “could,” “estimate,” “judgment,” “targeting,” “should,” “anticipate,” “goal,” and variations of these words and similar expressions, are intended to identify forward-looking statements. Readers are cautioned that actual results could differ materially from those implied by such forward-looking statements due to a variety of risks or uncertainties including the market price of the Company’s stock prevailing from time to time, the nature of other investment opportunities presented to the Company from time to time, the Company’s cash flow from operations, general economic and international conditions, and other factors that are described in Part I, Item 1A of the Company’s Annual Report on Form 10-K for fiscal 2017 as filed on May 15 , 2017 with the Securities and Exchange Commission, and subsequently filed reports on Forms 10-Q and 8-K. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, CalAmp can give no assurances that our expectations will be attained. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CalAmp and the CalAmp logo are among the trademarks of CalAmp and/or its affiliates in the United States, certain other countries, and/or the EU.  Any other trademarks or trade names mentioned are the property of their respective owners.

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Media Inquiries

Pazia Colella

Merritt Group for CalAmp

703.390.1508

colella@merrittgrp.com

Investor Inquiries

Nicole Noutsios

NMN ADVISORS for CalAmp

nicole@nmsadvisors.com

510.315.1003